CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Putnam International Equity Fund of our report dated August 19, 2026, relating to the financial statements and financial highlights, which appears in Putnam International Equity Fund’s Certified Shareholder Report on Form N-CSR for the year ended June 30, 2026. We also consent to the references to us under the headings “Financial highlights”, “FINANCIAL STATEMENTS” and “Auditor” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

October 21, 2026